UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 26, 2010

Lakeside Mortgage Fund, LLC

__________________________________________

 (Exact name of registrant as specified in its charter)

California	000-50893	52-2387294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1501 Fifth Ave, Suite 100 San Diego, California		92101
(Address)		(Zip Code)

Registrant’s telephone number, including area code:		(619) 294-8989

N/A

 ______________________________________________

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [x]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Committee to Protect Lakeside Mortgage Fund (the “Committee”), announced that on October 21, 2010, the independent inspector of elections provided the Committee with preliminary results of the consent solicitation. These preliminary results indicate that the Committee received more than the requisite number of written consents to approve the proposal to remove Lakeside Financial, Group, Inc., the current manager, of the Lakeside Mortgage Fund, LLC, a California limited liability company (the “Fund”) and replace them with Sovereign Capital Management Inc. or its affiliate, as the new manager of the Fund described in the Consent Solicitation. The preliminary results received from the independent inspector of elections show that of the 232,045 total Fund membership units outstanding, 130,340 units were represented in the vote (56.17% of the total Fund membership interests). Of the 232,045 total units outstanding, the preliminary results indicate that on Proposal #1, the net vote was 56.17% in favor (130,340 units), 0% against (0 units), and 0% abstained (0 units). On Proposal #2, the election of Sovereign Capital Management, Inc. or its affiliate, as the new manager, the preliminary results indicated that 56.15% voted for (130,302 units), 0% voted against (0 units), and 0% abstained (0 units).

Of the total net consents remitted during this process, 100 % voted in favor of the removal of the current manager (130,340 units), 0% voted against (0 units), 0% abstained (0 units). With respect to the approval and admission of Sovereign Capital Management, Inc. as the new manager, of the total net consents remitted, 99.97 % voted for (130,302 units), 0 % against (0 units), and 0% abstained (0 units).

As of October 21, 2010 the Committee had received telephonic notification of 1.210% (2,809 units) wishing to revoke their vote. No written submission of this request has been received by the Committee at this time, with the net effect of this being reflected in the above percentages.

Item 8.01.   Other Events.

On behalf of the Fund, Sovereign Capital Management, Inc., the manager of the Fund, filed the press release attached hereto as Exhibit 99.1 today regarding the results of the consent solicitation.  The information in the press release is incorporated herein by reference.

Exhibits

Ehibit No.	Description
99.1	Press Release, dated October 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 26, 2010	LAKESIDE MORTGAGE FUND, LLC

	By:	Sovereign Capital Management, Inc.

	Its:	Manager

	By:	/s/ Todd A. Mikles

Todd A. Mikles
Chairman and Chief Executive Officer